UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                         December 20, 2011

PEPCO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31403	52-2297449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Ninth Street, N.W., Washington, DC	20068
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(202) 872-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On December 20, 2011, Pepco Holdings, Inc. (the "Company") entered into an employment agreement (the “Agreement”) with Joseph M. Rigby, the Company's Chairman, President and Chief Executive Officer.  The Agreement, which is effective January 1, 2012 (the “Effective Date”), replaces the employment agreement entered into with Mr. Rigby in 2008 (the "Prior Agreement").  The Company’s independent directors, based upon the recommendation of the Company’s Compensation/Human Resources Committee (the “Committee”) and advice from the Committee’s independent compensation consultant, authorized the execution and delivery of the Agreement with Mr. Rigby.  The Agreement includes provisions intended to further align Mr. Rigby’s compensation with improvements in the Company’s service reliability and customer satisfaction goals, as well as and initiatives related to succession planning and talent management as established by the Committee and to remove certain provisions identified as problematic pay practices.  The following is a description of the material terms and conditions of the Agreement, which description is qualified by reference to a copy of the Agreement attached as Exhibit 10 to this Current Report on Form 8-K.

The Agreement has a term of three years and expires on December 31, 2014.  The Prior Agreement provided for an initial three-year term with annual renewals thereafter unless either party elected to terminate the Prior Agreement.  Pursuant to the terms of the Agreement, Mr. Rigby is required to devote his knowledge, skill and best efforts in the performance of his duties to the Company, other than civic and charitable commitments that do not conflict with the Company’s business.  To the extent Mr. Rigby elects to serve on the board of any public company, other than the board of directors of the Company (the “Board”) or one of its subsidiaries, Mr. Rigby is required to obtain the prior consent of the Board.

For his full time service as President and Chief Executive Officer of the Company, Mr. Rigby will be entitled to an annual salary of $985,000 effective January 1, 2012.  Mr. Rigby is entitled to receive under the Company’s incentive compensation plans incentive awards if and to the extent that the Board determines in good faith that his performance merits payment of such awards, and to participate in a manner similar to other senior executives of the Company in its retirement plans, supplemental retirement benefit plans, savings plans, deferred compensation plans, health, welfare and insurance plans and other plans and programs provided by the Company from time to time for its senior executives.  Mr. Rigby is also entitled to receive such perquisites and other personal benefits as are provided by the Company from time to time to its senior executives generally.  The Company also agreed to pay on Mr. Rigby’s behalf the costs of any supplemental life or disability insurance coverage generally offered by the Company from time to time to its senior executives.

The Agreement provides a supplement to Mr. Rigby’s annual annuity benefit under the Company’s Supplemental Retirement Plan (the “2011 SERP”) equal to 1.65% of Mr. Rigby’s 5-year average base pay and bonus multiplied by years of service as determined under the Company’s defined benefit plans.  For all other executives, the 2011 SERP provides for an annual benefit equal to 1.45% of the 5-year average base pay and bonus multiplied by years of service.  The Agreement provides that the Board will conduct an annnual review of Mr. Rigby’s total compensation, and may make such changes in such compensation as it deems appropriate in its sole discretion, provided that it may not decrease his salary over the term of the Agreement.

If at any time during the term of the Agreement the Company terminates Mr. Rigby’s employment other than for cause (“cause” is defined as (i) intentional fraud or material misappropriation with respect to the business or assets of the Company, (ii) the persistent refusal or willful failure to perform substantially duties and responsibilities to the Company after notice of, and an opportunity to remedy, such failure have been given, or (iii) conduct that constitutes disloyalty to the Company or that materially damages the property, business or reputation of the Company), Mr. Rigby will be entitled to:

(A)	Payment of unpaid salary and accrued vacation pay through the date of termination, as well as any earned and unpaid bonus for the year prior to the year in which the termination occurs; and

(B)	Subject to execution and delivery of an irrevocable release of claims:

•
if the termination date is prior to the first anniversary of the Effective Date, a lump sum severance payment equal to three times the sum of (i) his annual base salary in effect on the date of the termination of employment and (ii) the higher of (A) his target annual bonus under the Company’s Executive Incentive Compensation Plan (the “EICP”) for the year in which the termination of employment occurs or (B) the highest annual bonus received under the EICP during the three calendar years preceding the calendar year in which the termination of employment occurs (the sum of (i) and (ii) above is referred to as the “Calculation Amount”);

•
if the termination date is on or after the first anniversary of the Effective Date but on or prior to December 31, 2014, a lump sum cash payment equal to the product of (i) three times Calculation Amount and (ii) a fraction (A) the numerator of which is 730 minus the number of days that have elapsed from and including January 1, 2013, through the day immediately prior the termination date and (B) the denominator of which is 730; and

•	a lump sum payment in cash equal to a pro-rated portion of Mr. Rigby’s target annual bonus under the EICP for the year in which the termination occurs;

(C)
Any restricted shares or restricted stock units awarded under the Company’s Long-Term Incentive Plan (or any successor plan)  (the “LTIP”), other than the retention award provided for under the Agreement (as described below), the vesting of which is contingent solely on Mr. Rigby’s continued employment and that would have become vested in full had he remained employed for the remainder of the term of the Agreement will become vested and non-forfeitable on the date his employment terminates, or if such award would have vested in full after the last day of the term of the Agreement, the vesting of the award shall be pro-rated based on service up to the date of termination, except if such termination occurs within one year following a change of control (as defined in the Agreement), the award will vest in full.

(D)
Any restricted shares or restricted stock units awarded under the LTIP, other than the retention awards provided for under the Agreement (as described below), the vesting of which is contingent on the achievement of specified performance goals during a performance period that ends within the term of the Agreement will become vested at the end of the performance period if and to the extent the performance goals are achieved, or if the performance period ends after the last day of the term of the Agreement, the award (to the extent earned based on performance through the end of the performance period) shall be pro-rated based on service up to the date of termination; except that, if a termination occurs within one year following a change of  control, each outstanding performance award shall vest on the date Mr. Rigby’s employment terminates and the amount of the award shall be determined on the assumptions that (i) Mr. Rigby had remained employed through the end of the performance period and (ii) the target level of performance had been achieved.

If, at any time during the term of the Agreement, Mr. Rigby terminates his employment under any of the following circumstances (“Good Reason”), he will receive under his Agreement the same benefits that he would have received had the Company terminated his employment without cause as described above: (i) his base salary is reduced (other than a reduction consistent and proportional with the overall reduction, due to extraordinary business conditions, in the compensation of all other senior executives of the Company), (ii) he is not in good faith considered for incentive awards under the Company’s plans in which senior executives are eligible to participate, (iii) the Company fails to provide him with retirement, fringe and supplemental benefits in a manner similar to other senior executives, (iv) the Company relocates Mr. Rigby’s place of employment to a location further than 50 miles from Washington, D.C. (other than the Washington, D.C. or Wilmington, Delaware metropolitan areas), or (v) he is removed from the position of Chief Executive Officer (other than due to his disability).

Upon Mr. Rigby’s resignation (other than for Good Reason) or upon his death or disability (which shall be deemed to have occurred if he becomes entitled to long-term disability benefits under the Company’s disability plan or policy), or in the event of termination of his employment for cause prior to termination of the Agreement, Mr. Rigby will not be entitled to further compensation under the Agreement, except as provided in the Agreement with respect to salary, vacation pay and annual bonus earned but not paid prior to such termination or awards or benefits to which he may be entitled under the Company’s benefit plans.

By entering into the Agreement, Mr. Rigby relinquished the right to receive under the Prior Agreement (i) a severance payment in an amount equal to three times his combined salary and bonus, that would have been payable regardless of when during the term of the Prior Agreement Mr. Rigby’s employment had terminated, and (ii) a lump sum supplemental retirement benefit payable in cash equal to the present value of such benefit that would have been obtained by adding three additional years of age and three additional years of service, which would have been payable upon termination of Mr. Rigby’s employment by the Company without cause or upon Mr. Rigby’s resignation for good reason.  In addition, Mr. Rigby relinquished the right to receive a gross-up payment for any excise tax payments he would have incurred had any payments made to him in connection with a termination of his employment been determined to be payments related to a change in control within the meaning of Section 280G of the Internal Revenue Code.

Unless prohibited by applicable law,  for a period equal to the longer of one year following termination of employment and the remainder of the term of the Agreement, the Company has also agreed to reimburse Mr. Rigby for the cost of purchasing a health insurance policy comparable to the Company-sponsored healthcare plan in which Mr. Rigby was enrolled immediately prior to termination of employment to the extent the Company is not providing or paying for such coverage.  Furthermore, if Mr. Rigby’s employment is terminated without cause, or Mr. Rigby resigns for Good Reason, following a change of control, the Company shall, for a period of 24 months after such termination, unless prohibited by applicable law, either (i) provide him with healthcare, life insurance and disability benefits no less favorable than those benefits as in effect immediately prior to the termination or (ii) reimburse Mr. Rigby for the costs of obtaining such benefits.

The Agreement also contains confidentiality, non-compete and non-solicitation covenants, all of which contain terms that are customary in agreements of this type.  Mr. Rigby has also agreed to be bound by and comply with, to the extent they may be applicable to him, any of the “clawback” provisions of (i) Section 304 of the Sarbanes-Oxley Act of 2002, or (ii) policies adopted by the Company in accordance with future rules of the Securities and Exchange Commission pursuant to Section 10D of the Securities Exchange Act of 1934, which was enacted as part of the Wall Street Reform and Consumer Protection Act.

As an inducement for Mr. Rigby to enter into the Agreement and remain in his current position for an additional three-year period, the Agreement provides for contingent retention awards consisting of restricted stock units.    Each restricted stock unit is a contractual right to receive at the time of settlement one share of the Company’s common stock (the “Common Stock”).  The contingent retention awards are comprised of service-based and performance-based awards, as described in greater detail below.

The portion of the total contingent retention awards under the Agreement that is subject to vesting based on continued service with the Company will be made on the Effective Date.  The number of restricted stock units subject to such award will be determined by dividing $1.5 million by the closing price of a share of Common Stock on the last trading day prior to January 1, 2012.  One-third of the restricted stock units will vest on January 1, 2013, and the remaining two-thirds of the restricted stock units will vest ratably, on a day-to-day basis, over the two-year period beginning on January 1, 2013, in each case so long as Mr. Rigby remains employed by the Company.  Except as set forth below, to the extent Mr. Rigby’s employment terminates prior to the end of the term of the Agreement, the unvested portion of this restricted stock award will be forfeited.  The unvested portion of this award will be immediately vested in full in the event of the termination of Mr. Rigby’s employment due to death or disability, termination of employment by the Company without cause, Mr. Rigby’s resignation for Good Reason, or his retirement with the consent of the Board.

The portion of the contingent retention awards under the Agreement that is subject to vesting based on performance and continued employment with the Company will be divided into three separate awards.  The three separate awards will be made as soon as practicable after the Effective Date and each of the first and second anniversaries thereof, respectively (so long as Mr. Rigby continues to be employed by the Company on each such date).  Each separate award shall consist of, such number of restricted stock units equal to $750,000, divided by the closing price of a share of Common Stock on the last trading day prior to January 1, 2012.  The vesting of each separate award, in whole or in part, shall be contingent on the extent to which performance goals to be established for the performance period covered by the award are achieved.  An award shall be forfeited if Mr. Rigby’s employment with the Company ends prior to the completion of the performance period, other than in the case of the termination of his employment due to death or disability, termination of such employment by the Company without cause, his resignation for Good Reason, or his retirement with the consent of the Board.  In each such case, the restricted stock units shall vest at the end of the performance period to the extent that the performance goals are achieved.

The Committee has adopted specified performance criteria, which shall serve as the basis for the performance goals to be established for each of the three separate performance-based contingent retention awards, including: (i) reliability of electric service to customers; (ii) residential customer satisfaction; (iii) “Smart Grid” deployment and customer benefits; (iv) Company reputation within its service territories; and (v) management recruitment and talent development.

Mr. Rigby is required to hold the vested restricted stock units attributable to both the service-based and the performance-based retention awards under the Agreement until his employment with the Company terminates, except that he may elect to surrender vested restricted stock units as permitted by the Agreement to satisfy applicable tax withholding obligations.  All vested restricted stock units will be credited with dividend equivalents in the form of additional fully-vested restricted stock units.  At the time of the termination of his employment, the restricted stock units will be settled by the issuance to Mr. Rigby of a number of shares of Common Stock equal to the number of vested restricted stock units.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are is filed herewith:

Exhibit No.	Description of Exhibit

10	Employment Agreement of Joseph M. Rigby dated December 20, 2011 (including forms of Restricted Stock Unit Award Agreements contained therein)

* * * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPCO HOLDINGS, INC.
(Registrant)

Date:	December 27, 2011	/s/ A. J. KAMERICK
Name: Anthony J. Kamerick Title: Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS FILED HEREWITH

Exhibit No.	Description of Exhibit

10	Employment Agreement of Joseph M. Rigby dated December 20, 2011 (including forms of Restricted Stock Unit Award Agreements contained therein)